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                                                                     EXHIBIT 4.3

                           CERTIFICATE OF ELIMINATION

                                       OF

                    SERIES C $20 CONVERTIBLE PREFERRED STOCK

                                       OF

                        INTEGRATED SECURITY SYSTEMS, INC.

                       (Pursuant to Section 151(g) of the
                        Delaware General Corporation Law)

                  Integrated Security Systems, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation") does hereby certify that the following resolutions respecting Series C $20 Convertible Preferred Stock were duly adopted by the Corporation's Board of Directors:

                           RESOLVED, that no shares of the Corporation's Series
                  C $20 Convertible Preferred Stock are outstanding and that no shares of the Series C $20 Convertible Preferred Stock will be issued subject to the certificate of designation previously filed with respect to the Series C $20 Convertible Preferred Stock; and

                           FURTHER RESOLVED, that the officers of the
                  Corporation are directed to file with the Secretary of State of the State of Delaware a certificate pursuant to Section 151(g) of the General Corporation Law of the State of Delaware setting forth these resolutions in order to eliminate from the Corporation's certificate of incorporation all matters set forth in the certificate of designation with respect to the Series C $20 Convertible Preferred Stock.

                  In witness whereof, the Corporation has caused this Certificate to be signed by its duly authorized officer this 14th day of March, 2001.
                                  INTEGRATED SECURITY SYSTEMS, INC.


                                  By:  /s/ C.A. RUNDELL, JR.
                                     ------------------------------------------
                                      C.A. Rundell, Jr., Chief Executive Officer